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                                                                    Exhibit 10.1

                               FIRST AMENDMENT TO
                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

               This FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of this 1/st/ day of November, 2002 among WILSONS LEATHER HOLDINGS INC., a Minnesota corporation ("Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Lender, Swing Line Lender and as Agent ("Agent"), the Credit Parties signatory hereto and the Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement (as hereinafter defined).

                                    RECITALS

               WHEREAS, Borrower, certain Credit Parties, Agent and Lenders have entered into that certain Fourth Amended and Restated Credit Agreement dated as of April 23, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"); and

               WHEREAS, Borrower, the Lenders and Agent wish to amend the Credit Agreement, as more fully set forth herein;

               NOW THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1      AMENDMENTS TO THE CREDIT AGREEMENT.

               Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the parties hereto hereby agree to amend the Credit Agreement as follows:

               (a) Section 1.1(a)(iv) of the Credit Agreement is hereby amended by inserting, at the end of Section 1.1(a)(iv) of the Credit Agreement, a new sentence which shall read in its entirety as follows:

               "In addition, notwithstanding anything to the contrary contained herein or otherwise, Borrower shall cause (i) the outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan to be reduced to, and remain at, zero dollars ($0) for the period from and including January 3, 2003 through and including February 2, 2003 and (ii) the outstanding Letter of Credit Obligations to be less than or equal to $25,000,000 at all times during the period from and including January 3, 2003 through and including February 2, 2003."

               (b) Section 1.1(b)(ii) of the Credit Agreement is hereby amended by inserting the phrase "; provided, however, that on the First Amendment Effective Date, the Borrower may

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reborrow $4,800,000 of Term Loan B which was repaid on June 24, 2002 (and (i) at all times after the First Amendment Effective Date, such reborrowed amount shall for all purposes, constitute a portion of Term Loan B, and (ii) as of the First Amendment Effective Date, the outstanding principal balance of the Term B Note issued to Term Lender shall be Twenty Five Million Dollars ($25,000,000))" immediately after the phrase "may be reborrowed" in Section 1.1(b)(ii) of the Credit Agreement.

               (c) The first sentence of Section 1.14(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                    "Borrower shall, and in accordance with the Guaranties,
               shall cause each other Credit Party who is a signatory thereto to, during normal business hours, from time to time upon one (1) Business Day's prior notice as frequently as Agent reasonably determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review and evaluate the Accounts, Inventory and other Collateral of any Credit Party; provided, that Agent will perform Collateral audits at least two times in each Fiscal Year (three in 2003, to be conducted in or around January, May and September) (and, unless an Event of Default has occurred and is continuing, Agent shall use good faith efforts to provide at least five (5) Business Days' notice of such audit, which notice shall include a summary of the procedures to be followed in such audit)."

               (d) Section 6.8 of the Credit Agreement is hereby amended by (i) deleting the word "and" which appears immediately prior to Section 6.8(f) of the Credit Agreement and (ii) inserting immediately prior to the period in Section 6.8(f) a new Section 6.8(g) which shall read in its entirety as follows:

               "and (g) sales of Inventory, leaseholds and other assets of Bentley and El Portal solely to the extent (i) such sales are consummated in accordance with, and expressly contemplated by, the Travel Business Plan and (ii) the Travel Business Plan has been approved in writing by the Agent and the Requisite Lenders."

               (e) The following definitions which appear in Exhibit A to the Credit Agreement are hereby amended and restated to read in their entirety as follows:

               ""EBITDA" means, with respect to Ultimate Parent for any fiscal period, without duplication, an amount equal to (a) consolidated

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               net income of such Ultimate Parent for such period, determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of Ultimate Parent for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) interest expenses, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of Ultimate Parent of any Stock, (vii) any aggregate non-cash net loss during such period arising from the sale, exchange or other disposition of capital assets of Bentley or El Portal (including fixed assets, whether tangible or intangible) and (viii) any other non-cash charges (but solely to the extent such other non-cash charges are not greater than (A) $500,000 in the aggregate for the two Fiscal Quarter period ending on or about October 31, 2001, (B) $26,000,000 for the Fiscal Quarter ending on or about February 2, 2002 and (C) $2,000,000 for any Fiscal Quarter thereafter) that have been subtracted in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of Ultimate Parent for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of Ultimate Parent: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, Ultimate Parent or any of Ultimate Parent's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which Ultimate Parent has an ownership interest, except to the extent any such income has actually been received by Ultimate Parent in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of Ultimate Parent to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such

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               reserve was made out of income accrued during such period; (5)
               any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of Ultimate Parent, (8) in the case of a successor to Ultimate Parent by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of Ultimate Parent at the date of acquisition of such Subsidiary over the cost to Ultimate Parent of the investment in such Subsidiary.

                    "Peak Season" shall mean the Fiscal Months of November,
               December and January of each Fiscal year; provided, however, that solely for 2002, "Peak Season" shall exclude the period from and including August 4, 2002 through and including December 15, 2002.

                    "Pre-Peak Season" shall mean the Fiscal Months of August,
               September and October of each Fiscal Year; provided, however that solely for 2002, "Pre-Peak Season" shall mean the period from and including August 4, 2002 through and including December 15, 2002."

               (f) Exhibit A to the Credit Agreement is hereby amended by adding, in the appropriate alphabetical location, the following definitions thereto:

                    "First Amendment" shall mean that certain First Amendment to the Fourth Amended and Restated Credit Agreement entered into as of the 1/st/ day of November, 2002 among the Borrower, the Agent, the Credit Parties signatory thereto and the Lenders signatory thereto.

                    "First Amendment Effective Date" shall mean the date on
               which the conditions precedent set forth in the First Amendment have been satisfied.

                    "Travel Business Plan" has the meaning set forth in Schedule
               G to the Credit Agreement.

               (g) Clause (c) of Schedule G to the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                    "(c) Plan and Budgets. To Agent and Lenders, (i) as soon as available, but not later than November 15, 2002, a draft of the plan (the "Travel Business Plan") to be presented to the Board of Directors of Ultimate Parent at its November meeting, setting

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               forth strategic alternatives with respect to the business
               conducted, as of October 30, 2002, by Bentley and El Portal (it being understood that the Agent shall have the right to comment on such plan, but nothing herein shall be deemed to impose a limitation on the discretion of the Board with respect thereto),
               (ii) as soon as is available, but not later than January 15, 2003, a preliminary operating plan for each of the then next three Fiscal Years, (iii) as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual operating plan, approved by the Board of Directors of Ultimate Parent, for the following Fiscal Year (which operating plans, in the case of each plan provided pursuant to clause (ii) or (iii) of this sentence, will include a statement of all of the material assumptions on which such plans are based, will include monthly balance sheets and budgets (other than, in the case of the second and third year preliminary operating plans delivered pursuant to clause (ii) of this sentence, for which annual balance sheets and annual budgets are to be delivered) for the relevant years and will integrate sales, gross profits, operating expenses, operating profit, cash flow projections and borrowing availability projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and Stores) and (iv) at the time of the delivery required by clause (ii) of this sentence, an estimate of the Fixed Charge Coverage Ratio for the four Fiscal Quarter Period ending on or about February 1, 2003;"

               (h) Clause (g) of Schedule H is hereby amended and restated to read in its entirety as follows:

                    (g) Borrower, at its own expense, shall deliver to Agent at least twice in each year, at such times as requested by Agent (but at least four times in calendar year 2003, on or about mid January, April, July and October), an appraisal of Borrower's assets as of the last day of the Fiscal Month preceding such request (or such other time as requested by the Agent), provided, that (i) such appraisals shall be conducted by an appraiser selected by Agent and consented to by Borrower (which consent cannot be unreasonably withheld by Borrower), and shall be in form and substance, reasonably satisfactory to Agent; (ii) Borrower may, within 30 days following the receipt by Borrower of such appraisal, dispute the assumptions set forth therein by delivery of a written notice to Agent ("Notice of Dispute");
               (iii) Agent shall use good faith efforts to resolve such dispute with Borrower within 15

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              days following the receipt by Agent of the Notice of Dispute, and
              (iv) until a resolution has been reached with respect to the assumptions in question, Agent, in its sole discretion, may implement Reserves to reflect the going-out-of-business appraisal then most recently delivered to Agent. Notwithstanding the foregoing, if an Event of Default has occurred or is continuing, Agent may select the appraiser without the consent of Borrower and items (ii)-(iv) above shall not be applicable.

              (i) Clause (b) of Schedule I to the Credit Agreement is hereby amended by amending and restating the phrase "On the last day of each Fiscal Quarter thereafter" which appears in clause (b) of Schedule I to the Credit Agreement to read in its entirety as "On or about the last day of January, 2003 and on the last day of each Fiscal Quarter thereafter."

              (j) Schedule I to the Credit Agreement is hereby amended by inserting, immediately following clause (b) of Schedule I to the Credit Agreement, a new clause (c) which shall read in its entirety as follows:

                    "(c) Minimum EBITDA. Ultimate Parent shall have EBITDA, for each period set forth below, of not less than the amount set forth opposite such period below:

                            Period                            EBITDA

              From and including October 6, 2002
              through and including November 2, 2002          $(2,000,000)

              From and including November 3, 2002
              through and including November 30, 2002         $14,849,000

              From and including December 1, 2002
              through and including January 4, 2003           $62,880,000."

SECTION 2     REPRESENTATIONS AND WARRANTIES.

              Borrower and the Credit Parties who are party hereto represent and warrant that:

              (a) the execution, delivery and performance by Borrower and such Credit Parties of this Amendment have been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of Borrower and such Credit Parties enforceable against Borrower and such Credit Parties in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

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              (b)   each of the representations and warranties contained in the
Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

              (c) neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower's or Credit Parties' certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality or (iii) indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower, the Credit Parties or any of their Subsidiaries is a party or by which Borrower, the Credit Parties or any of their Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document a copy of which has been delivered to Agent on or before the date hereof; and

              (d) no Default or Event of Default will exist or result after giving effect hereto.

SECTION 3     CONDITIONS TO EFFECTIVENESS.

              This Amendment will be effective only upon satisfaction of the following:

              (a) Execution and delivery of (i) this Amendment by Borrower, the Credit Parties that are listed on the signature pages hereto, the Agent and Requisite Lenders and (ii) of each of the documents listed on Exhibit A to this Amendment by each of the applicable Persons.

              (b) The representations and warranties contained herein shall be true and correct in all respects.

              (c) Payment (i) to each Lender executing this Amendment of an amendment fee equal to one quarter of one percent (.25%) of such Lender's Revolving Loan Commitment as of the date hereof (which fee shall be fully earned and payable on the date hereof) and (ii) to General Electric Capital Corporation of all amounts owing to it pursuant to that certain letter agreement dated the date of the First Amendment.

SECTION 4     REFERENCE TO AND EFFECT UPON THE CREDIT AGREEMENT.

              (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

              (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and refer to the Credit Agreement as amended hereby.

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SECTION 5     WAIVER AND RELEASE.

              In consideration of the foregoing, each of Borrower and each Credit Party hereby waives, releases and covenants not to sue Agent or any Lender with respect to, any and all claims it may have against Agent or any Lender, whether known or unknown, arising in tort, by contract or otherwise prior to the date hereof relating to one or more Loan Documents.

SECTION 6     COSTS AND EXPENSES.

              As provided in Section 11.3 of the Credit Agreement, Borrower agrees to reimburse Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

SECTION 7     GOVERNING LAW.

              THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

SECTION 8     HEADINGS.

              Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this amendment for any other purposes.

SECTION 9     COUNTERPARTS.

              This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

SECTION 10    CONFIDENTIALITY.

              The matters set forth herein are subject to Section 11.18 of the Credit Agreement, which is incorporated herein by reference.

                            [signature page follows]

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              IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.


                                      BORROWER:


                                      WILSONS LEATHER HOLDINGS INC.


                                      By:    /s/ Peter G. Michielutti
                                         ---------------------------------------
                                      Title: Senior Vice President and CFO
                                            ------------------------------------


Revolving Loan Commitment:            GENERAL ELECTRIC CAPITAL
$50,000,000 (including $10,000,000    CORPORATION, as Agent, Lender and Swing
Swing Line Commitment)                Line Lender


Term Loan B Commitment:
$25,000,000                           By:    /s/ Donna H. Evans
                                         ---------------------------------------
                                      Title: Duly Authorized Signer
                                            ------------------------------------


Revolving Loan Commitment:            LASALLE RETAIL FINANCE, a division of
$30,000,000                           LaSalle Business Credit, as agent for
                                      Standard Federal Bank National
                                      Association, as Lender


                                      By:    /s/ Francis O'Connor
                                         ---------------------------------------
                                      Title: Senior Vice President
                                            ------------------------------------


Revolving Loan Commitment:            THE CIT GROUP/BUSINESS CREDIT, INC., as
$45,000,000                           Lender and Documentation Agent


                                      By:    /s/ Renee M. Singer
                                         ---------------------------------------
                                      Title: Vice President
                                            ------------------------------------

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Revolving Loan Commitment:            WELLS FARGO RETAIL FINANCE LLC, as Lender
$45,000,000                           and Syndication Agent


                                      By:    Kathy A. Mahoney
                                         ---------------------------------------
                                      Title: Vice President
                                            ------------------------------------


Revolving Loan Commitment:            U.S. BANK NATIONAL ASSOCIATION,
$10,000,000                           as Lender


                                      By:    Robert W. Josephson
                                         ---------------------------------------
                                      Title: Senior Vice President
                                            ------------------------------------

              The undersigned are executing this Credit Agreement in their capacity as Credit Parties:

Wilsons The Leather Experts Inc.


By:    /s/ Peter G. Michielutti
   ---------------------------------------
Title: Senior Vice President and CFO
      ------------------------------------


Wilsons Center, Inc.


By:    /s/ Peter G. Michielutti
   ---------------------------------------
Title: Senior Vice President and CFO
      ------------------------------------


Rosedale Wilsons, Inc.


By:    /s/ Peter G. Michielutti
   ---------------------------------------
Title: Senior Vice President and CFO
      ------------------------------------


River Hills Wilsons, Inc.


By:    /s/ Peter G. Michielutti
   ---------------------------------------
Title: Senior Vice President and CFO
      ------------------------------------


Bermans The Leather Experts Inc.


By:    /s/ Peter G. Michielutti
   ---------------------------------------
Title: Senior Vice President and CFO
      ------------------------------------

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